EXHIBIT 10.4

QUESTIONS & ANSWERS ABOUT THE DEBENTURE PROGRAM

The following are answers to questions you may have about our offer. You should read the offer letter, these Q&As, the “Additional Information Concerning IA Global, Inc.” and the Letter of Transmittal (collectively, the “Offer Materials”), because they contain the full details of our offer, and these details could be important to you.

1.	Who is making this offer?

IA Global, Inc. (“IA Global” or the “Company”).

2.	Can I participate?

You are eligible to participate if you hold Debentures which converts into common stock of the Company that you acquired from us in a private placement and are an “accredited investor,” as that term is defined under the US federal securities laws.

3.	What is IA Global offering?

IA Global is offering the holders of its Debentures the right to convert their Debentures and related interest into common stock at $0.27 per share, provided that you convert your Debentures prior to 12:00 midnight, Eastern Daylight Savings, on August 15, 2007 (the “Expiration Time”).

4.	What are the risks that I should consider in deciding whether to accept the offer?

In deciding whether to accept the offer, you should consider the risk that:

•	the value of IA Global’s shares that you acquire upon conversion of your Debentures may go down in the future;
•

the shares of Common Stock issuable upon conversion of your Debentures have not been registered under the US Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of the Securities Act or in compliance with an available exemption from such registration. The Company expects to register those shares with the SEC approximately on January 1, 2008.

5.	How long do I have to make up my mind?

You can accept the offer until the offer expires. Right now, the offer is scheduled to expire on August 15, 2007, at 12:00 midnight, Eastern Daylight Savings Time. We may choose to extend the offer, but we cannot assure you that we will do so or, if we extend it, for how long. If we do extend the offer, you would have until the end of the extension period to accept the offer. If you want to accept the offer, we encourage you to complete the Letter of Transmittal and send us your original Debentures certificate as soon as possible.

6.	How do I accept the offer?

To accept the offer, you should:

•	sign and date the Letter of Transmittal, and
•	deliver the Letter of Transmittal, the original Debentures certificate for all your Debentures to:

By Hand: IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott	By Mail: IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott

Your acceptance will be effective only if we receive a properly signed and dated Letter of Transmittal prior to the Expiration Time.

7.	If I accept the offer, can I change my mind?

Yes. If you send in the Letter of Transmittal, and the original Debentures and subsequently change your mind, you can withdraw your acceptance at any time before the Expiration Time. To withdraw your acceptance, you must deliver the accompanying Notice of Withdrawal by hand delivery, overnight delivery or regular mail in accordance with the instructions in the Notice of Withdrawal. Your withdrawal will be effective only if we receive a properly completed and signed Notice of Withdrawal before the Expiration Time.

8.	Will IA Global accept all the Debentures tendered?

We will accept all Debentures that are properly tendered unless the offer is terminated. If we terminate the offer without accepting Debentures, we will communicate this to you promptly following the Expiration Time. The communication may be made by email.

9.	Are there conditions to the offer?

Yes. You must be an “accredited investor” and you must properly complete and submit all of the relevant Offer Materials. There is no aggregate minimum acceptance condition.

10.	Are there any federal income tax consequences if I accept the offer?

There may be federal income tax consequences to you if you accept the offer. You should consult you own tax advisor concerning the tax consequences of accepting the offer, including any state, local or foreign taxes to which you may be subject.

If you do not accept the offer and keep your Debentures, we believe that you should not be subject to current U.S. federal income tax. If you elect not to accept the offer, your existing Debentures will remain outstanding on their current terms and conditions.

11.	What happens to my Debentures if I do not accept the offer?

Nothing. If you do not accept the offer, you will keep all your current Debentures. The offer will not result in any changes to the terms of your current Debentures.

12.	What does IA Global’s Board of Directors think of this offer?

Our Board of Directors has approved this offer. However, the decision to accept this offer is an individual one that should be based on a variety of factors that are personal to you. Therefore, IA Global and our Board of Directors are not making any recommendation to you as to whether you should accept our offer. We recommend that you consult with your personal advisors if you have questions about your financial or tax situation.

13.	Who can I talk to if I have questions about the repurchase program?

You should contact IA Global’s Chief Operating and Financial Officer, Mark Scott, or send an email to Mr. Scott at scott@iaglobalinc.com, if you have any questions about the offer or need another copy of this document or any of the related materials.

July 30, 2007

ADDITIONAL INFORMATION CONCERNING IA GLOBAL, INC.

The Company and our Business

IA Global, Inc. (“IA Global” or the “Company”) operates as a strategic holding company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. In Japan, the company is a 100% owner of Global Hotline, Inc. (“Global Hotline”) an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations.

In Australia, the company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia. Through this group of companies, ASFL has created a strong financial services network leveraging its knowledge and presence in local communities to cater to a sector of the market neglected by larger financial institutions.

Corporate Information

The Company was incorporated in Delaware on November 12, 1998. The company’s executive offices are located at 101 California Street, Suite 2450, San Francisco, CA 94111, but its operations are located primarily in Japan and Australia. The company’s telephone number is (415) 946-8828 and its primary website is located at www.iaglobalinc.com. The information on our website is not a part of these Offering Materials.

Where You Can Find More Information

The Company files periodic reports with the SEC that contain detailed information about the Company. The Offer Materials does not contain all of the information included in the Company’s publicly filed documents. You may also find information about us at our website: www.iaglobalinc.com. The contents of our website are not part of the Offer Materials and our Internet address is included in this document as an inactive textual reference only. We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning filers. We also maintain a web site at http:// www.iaglobalinc.com that provides additional information about our company and links to documents we file with the SEC.

You should rely only on the information contained in or specifically incorporated by reference into the Offer Materials. You should not assume that there have been no changes in the affairs of the Company since the date of these Offer Materials or that the information in these Offer Materials is correct as of any time after the date hereof, regardless of the time that these Offer Materials are delivered or as of the Expiration Time.

Incorporation of Certain Documents by Reference

We hereby incorporate by reference the following documents into the Offer Materials:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on April 2, 2007.

2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 15, 2007.

3. Current Reports on Form 8-K or 8-K/A filed with the SEC on January 3, 2007; January 12, 2007; January 16, 2007; January 17, 2007; January 18, 2007; January 29, 2007; January 31, 2007; February 13, 2007; February 27, 2007; March 2, 2007; March 7, 2007; March 26, 2007; March 29, 2007; March 30, 2007; April 5, 2007; April 11, 2007; April 20, 2007; April 23, 2007; April 30, 2007; May 2, 2007; May 4, 2007; May 16, 2007; May 24, 2007; June 8, 2007; June 11, 2007; June 18, 2007; June 21, 2007; June 25, 2007; July 6, 2007; July 6, 2007; July 10, 2007; July 12, 2007; and July 12, 2007.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering to which this Prospectus relates.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following address:

IA Global, Inc.

3355 Lenox Road

Suite 750

Atlanta, GA 30326

+1-404-504-7013

IA GLOBAL, INC.

LETTER OF TRANSMITTAL

Please read this Letter of Transmittal carefully. To properly accept the offer and convert your Debentures, we must receive your signed and dated Letter of Transmittal, and original Debentures before 12:00 midnight, Eastern Daylight Savings Time on the expiration date (the “Expiration Time”), which is currently August 15, 2007. Your should send the Letter of Transmittal, and original Debentures certificate to:

By Hand: IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott	By Mail IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott

You can confirm that your documents and funds have been received by contacting Mr. Mark Scott at +1-404-504-7013 or scott@iaglobalinc.com.

If you think the number of your Debentures set forth below is incorrect, or if you have any questions about offer, please contact IA Global’s Chief Operating and Financial Officer, Mark Scott, at +1-404-504-7013 or scott@iaglobalinc.com.

From: Hitoshi Suzuki 4056 Shinoharacho, Hamamatsu-shi Shizuoka-ken 431-0201 Japan
To: IA Global, Inc. (“IA Global”)

I have received the offer letter dated July 30, 2007, the “Questions & Answers About the Offer” and the “Additional Information Concerning IA Global,” including the information about IA Global incorporated by reference therein (together with this Letter of Transmittal, the “Offer Materials”). I understand that if I want to accept the offer, I must convert my Debentures to purchase Common Stock of IA Global (“Debentures”), at a price of $0.27 per share, prior to the Expiration Time.

I have reviewed the attached table of my Debentures and I confirm that the attached table accurately reflects all of the Debentures owned by me for such Debentures under the offer. By completing, signing and delivering this Letter of Transmittal, I hereby accept the offer and convert all of my Debentures at the price of $0.27 per share, as of the Expiration Time.

I acknowledge that IA Global may terminate, amend or extend the offer and postpone its acceptance of the conversion of the Debentures.

I hereby make the representations and warranties set forth on Annex A to this Letter of Transmittal and further represent and warrant as follows:

(a) I have full power and authority to accept the offer and conversion the Debentures;

(b) Such Debentures will be delivered to IA Global free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Debentures will not be subject to any adverse claims;

(c) Upon request, I will execute and deliver any additional documents deemed by IA Global to be necessary or desirable to complete the purchase of the shares and Debentures I am tendering hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

By execution hereof, I acknowledge that my conversion of the Debentures will constitute my acceptance of the terms and conditions of the offer. IA Global’s acceptance of my Debentures will constitute a binding agreement between IA Global and me, subject to the terms and conditions contained in the Offer Materials.

I also acknowledge that this acceptance is irrevocable unless IA Global receives from me a duly completed and signed Notice of Withdrawal before the Expiration Time.

I acknowledge that IA Global has advised me to consult with my own advisors as to the consequences of participating or not participating in the repurchase program.

I have completed and signed the following exactly as my name appears on the Debentures certificate(s).

Date: August 30, 2007

Signature: /s/ Hitoshi Suzuki

Print Name: Hitoshi Suzuki

Social Security No.: N/A__________________

Daytime Phone No.: ____________________

Email Address: ________________________

ANNEX A TO LETTER OF TRANSMITTAL

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE DEBENTURES HOLDER

In addition to the representations and warranties set forth in the body of the Letter of Transmittal, you hereby represent and warrants to IA Global as follows:

Preexisting Relationship with Company; Business and Financial Experience.

By reason of your business or financial experience or the business or financial experience of your professional advisors who are unaffiliated with the Company and who are not compensated by the Company, you have the capacity to protect your own interest in connection with the acceptance of the offer and the acquisition of the shares of Common Stock of the Company upon conversion of the Debentures. You are an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

Investment Intent; Blue Sky. You are acquiring shares of Common Stock upon conversion of the Debentures for investment for your own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. You understand that the issuance of the shares of Common Stock issuable upon conversion of the Debentures have not been, and may not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of your investment intent and the accuracy your representations as expressed herein. Your address set forth herein represents your true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.

Rule 144. You acknowledge that the shares of Common Stock issuable upon conversion of the Debentures must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. You are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.

Restrictions on Transfer; Restrictive Legends. You understand that the transfer of the shares of Common Stock issuable upon conversion of the Debentures is restricted by applicable state and Federal securities laws, and that the certificates representing the shares of Common Stock issuable upon conversion of the Debentures will be imprinted with legends in the following form restricting transfer except in compliance therewith:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR

OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

Access to Data; Disclosure Documents.

You acknowledges that you have, to your knowledge, received all such information as you deem necessary and appropriate to enable you to evaluate the financial risk inherent in making an investment in the shares of Common Stock of the Company, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, with the SEC (“Disclosure Documents”). You further acknowledges that you have, to your knowledge, (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company. You have relied solely upon the Disclosure Documents, advice of your representatives, if any, and independent investigations made by you and/or your representatives, if any, in making the decision to accept the offer, convert your Debentures and acquire the shares of Common Stock and acknowledge that no representations or agreements other than those set forth in the Offer Materials have been made to you in respect thereto.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.         Delivery of Letter of Transmittal. IA Global, must receive your signed and dated Letter of Transmittal on or before the expiration date, which is currently scheduled for 12:00 midnight, Eastern Daylight Savings Time, on August 15, 2007. Any Letter of Transmittal received after the expiration date will not be accepted.

The method by which you deliver any document is at your election and risk, and the delivery will be deemed made only when actually received. If you elect to deliver your documents by mail, IA Global recommends that you use registered mail with return receipt requested and that you properly insure the documents. In all cases, you should allow sufficient time to ensure timely delivery.

Acceptances made pursuant to the offer may be withdrawn at any time prior to the expiration date. If the offer is extended by IA Global beyond that time, you may withdraw your acceptance at any time until the extended expiration of the offer. To withdraw acceptances, you must deliver the duly completed and signed copy of the accompanying Notice of Withdrawal with the required information while you still have the right to withdraw your acceptance. Withdrawal may not be rescinded and any acceptances withdrawn will thereafter be deemed not a proper acceptance for purposes of the offer. To re-accept the offer after delivering a Notice of Withdrawal, you must again follow the procedures described herein.

IA Global will not accept any alternative, conditional or contingent acceptances.

2.         Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the requested information should be provided on a separate schedule attached to the Letter of Transmittal.

3.         Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by the Debenture holder, the signature must correspond with the name on the Debentures without alteration, enlargement or any change whatsoever.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of the authority of that person so to act must be submitted with this Letter of Transmittal.

4.         Requests For Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer Materials may be directed to IA Global’s Chief Operating and Financial Officer, Mark Scott, at +1-404-504-7013 or scott@iaglobalinc.com. All copies will be furnished promptly at IA Global’s expense.

5.         Irregularities. All questions as to the number of Debentures for which acceptance has occurred, and any questions as to form of documents and the validity (including eligibility and time of receipt) will be determined by IA Global in its sole discretion, which determinations shall be final and binding on all interested persons. IA Global reserves the right to reject any or all acceptances that IA Global determines not to be in appropriate form or the acceptance of which is unlawful. IA Global also reserves the right to waive any of the conditions of the offer and any defect or irregularity in any acceptance, and IA Global’s interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No acceptance will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with acceptances must be cured within such time, as IA Global shall determine. Neither IA Global nor any other person is or will be obligated to give notice of any defects or irregularities in the offer or any purported acceptance thereof, and no person will incur any liability for failure to give any such notice.

7.         Important Tax Information. You should consult your own tax advisor concerning the tax consequences of tendering your shares or options.

8.         Lost, Destroyed or Stolen Debentures. If any Debentures have been lost, destroyed or stolen the holder should promptly notify IA Global’s Chief Operating and Financial Officer, Mark Scott, at +1-404-504-7013 or scott@iaglobalinc.com. The holder will then be instructed as to the procedure to be followed in order to replace the Debentures. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Debentures have been followed.

IA GLOBAL, INC.

FORM OF NOTICE OF WITHDRAWAL

If you previously accepted the offer and delivered your Debentures and you would like to withdraw your acceptance, you must complete and sign this Notice of Withdrawal and return it to:
By Hand: IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott	By Mail: IA Global, Inc. 3355 Lenox Road Suite 750 Atlanta, GA 30326 Attn: Mr. Mark Scott

We must receive your Notice of Withdrawal before 12:00 midnight, Eastern Daylight Savings Time, August 15, 2007, unless the offer is extended, in which case this notice must be received before the extended expiration of the offer. You can call Mark Scott to confirm that your Notice of Withdrawal has been received.

If you have questions regarding the withdrawal of your acceptance, please contact IA Global’s Chief Operating and Financial Officer, Mark Scott, at +1-404-504-7013 or scott@iaglobalinc.com.

From:	Name: ________________________________________
Social Security No.: ______________________________
Daytime Phone No.: ______________________________
To:	IA Global, Inc. (“IA Global”)

I signed and returned the Letter of Transmittal, thereby accepting the offer to convert my Debentures. I now wish to withdraw my acceptance. I understand that by signing this Notice of Withdrawal and delivering it, I will be withdrawing my acceptance with respect to all my Debentures.

By withdrawing my acceptance, I understand that I will continue to hold the Debentures, and the Debentures will continue to be governed by the terms and conditions thereof without giving any effect to the offer.

I have completed and signed the following exactly as my name appears on the original Letter of Transmittal.

Signature:__________________________________	Date:__________________

Print Name:_________________________________